SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2014

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.03	Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year

Following approval by its stockholders at the 2014 Annual Meeting (as discussed below), on May 8, 2014, International Stem Cell Corporation (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation to increase the aggregate number of shares of common stock which the Company will have authority to issue from 300,000,000 shares to 600,000,000 shares.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 8, 2014. The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated March 24, 2014.

Proposal 1:	Election of five directors to hold office until the 2015 Annual Meeting:

A.	Directors elected by holders of Series D Preferred Stock.

	FOR	WITHHELD
Andrey Semechkin	28,666,667	0
Ruslan Semechkin	28,666,667	0

B.	Directors elected by holders of all shares of stock.

	FOR	WITHHELD
Donald A. Wright	100,608,006	604,047
Paul V. Maier	100,571,537	604,336
Charles J. Casamento	100,499,806	712,247

Broker Non-Votes: 70,682,677

All of the foregoing candidates were elected.

Proposal 2:	Ratification of the selection of Mayer Hoffman McCann, P.C., as the Company’s independent public accountants for the Company’s fiscal year ending December 31, 2014 (shares of common stock and all classes of preferred stock voting together):

FOR	AGAINST	ABSTAIN
166,248,902	1,455,480	883,473

Broker Non-Votes: none

The foregoing proposal was approved.

Proposal 3:	Approval of amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 300 million to 600 million (shares of common stock and all classes of preferred stock voting together):

FOR	AGAINST	ABSTAIN
145,818,664	19,709,638	984,070

Broker Non-Votes: 5,382,358

The foregoing proposal was approved.

Item 9.01	Financial Statements and Exhibits

(d.)	Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Jay Novak
Jay Novak
Chief Financial Officer

Dated: May 14, 2014